Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182609 on Form S-8 of our report dated June 28, 2018, appearing in this Annual Report on Form 11-K of The Legg Mason Profit Sharing and 401(k) Plan for the year ended December 31, 2017.

/s/ SC&H Attest Services, P.C.
Sparks, Maryland
June 28, 2018